As previously announced, U.S. Cellular will hold a teleconference May 4, 2012 at 9:30 a.m. CDT. Interested parties may listen to the call live by accessing the Investor Relations page of www.uscellular.com or www.teldta.com.

Contact:	Jane W. McCahon, Vice President, Corporate Relations (312) 592-5379; jane.mccahon@teldta.com
Julie D. Mathews, Manager, Investor Relations (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. cellular Reports first QUARTER 2012 RESULTS

Smartphone penetration accelerates; strong growth in ARPU and profitability

Note: Comparisons are year over year unless otherwise noted.

1Q 2012 Highlights

▪  Smartphones as a percent of total devices sold increased to 54.1 percent from 42.5 percent; smartphone customers increased to 34.4 percent of postpaid customers from 20.3 percent.

▪  Postpaid ARPU (average revenue per customer) increased 5 percent to $54.00 from $51.21.

▪  Service revenues increased 4 percent to $1,023.8 million.

▪  Operating income increased 45 percent to $85.2 million.

▪  Retail gross additions increased 7 percent to 273,000 from 256,000.

▪  Postpaid churn increased to 1.6 percent from 1.4 percent.

▪  Net loss of 34,000 retail customers, reflecting loss of 38,000 postpaid customers and gain of 4,000 prepaid customers; postpaid customers comprised 94 percent of retail customers.

▪  Cell sites in service increased 3 percent to 7,875.

CHICAGO – May 4, 2012 – United States Cellular Corporation [NYSE:USM] reported service revenues of $1,023.8 million for the first quarter of 2012, up 4 percent versus $985.1 million in the comparable period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $62.5 million and $0.73, respectively, for the first quarter of 2012, compared to $35.2 million and $0.41, respectively, in the comparable period one year ago.

"We generated increased revenues and improved profitability in the quarter," said Mary N. Dillon, U.S. Cellular president and CEO. "Our top priority remains to improve our net customer additions. We’re encouraged by the increase in retail gross additions, which we attribute to improved marketing effectiveness, strong in-store execution and the launch of 4G LTE service in several of our markets. However, we experienced higher postpaid churn and therefore had a net loss of postpaid customers.

"On April 30, we announced that U.S. Cellular prepaid service and devices will soon be available through 415 Wal-Mart stores under the U Prepaid brand. Gaining distribution in Wal-Mart gives us another significant opportunity to be where our customers want to shop, and we’re evaluating additional ways to expand and enhance our distribution.

"Smartphone sales continue to drive higher data usage and average revenue per customer. At the end of the quarter, 34 percent of our postpaid customers had smartphones, and smartphones were 54 percent of our total devices sold. Despite the increase in smartphones sold, we were able to keep loss on equipment essentially stable. Those efforts, along with good expense control, contributed to a strong increase in operating income. To further support customer demand for data services as well as to make smartphones accessible to a broader array of customers and budgets, we introduced a set of tiered data plans on May 1, and we’re on track with our 4G LTE network rollout. Sales of both 4G devices introduced to date have been strong, and we plan to build on our offerings throughout the year, as we bring 4G speeds to at least 50 percent of our customers.”

Guidance for year ending Dec. 31, 2012

Guidance for the year ending Dec. 31, 2012, as of May 4, 2012, is unchanged from the previous guidance provided on Feb. 24, 2012. U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from this guidance.

2012 Estimated Results (1)
Service revenues	$4,050-$4,150 million
Operating income	$200-$300 million
Depreciation, amortization and accretion expenses, and losses on
asset disposals and exchanges and impairment of assets (2)	Approx. $600 million
Adjusted OIBDA (2) (3)	$800-$900 million
Capital expenditures	Approx. $850 million

(1)    These estimates are based on U.S. Cellular’s current plans, which include a multi-year deployment of 4G LTE technology which commenced in 2011.  New developments or changing conditions (such as customer net growth, customer demand for data services or possible acquisitions, dispositions or exchanges) could affect U.S. Cellular’s plans and, therefore, its 2012 estimated results.

(2)    The 2012 Estimated Results include only Depreciation, amortization and accretion expenses; such estimated results do not include any estimate for unrecognized net gains or losses related to disposals and exchanges of assets or losses on impairment of assets (since such transactions and their effects are uncertain).

(3)    Adjusted OIBDA is defined as operating income excluding the effects of depreciation, amortization and accretion (OIBDA): the net gain or loss on asset disposals and exchanges (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash Flows.  Adjusted OIBDA excludes the net gain or loss on asset disposals and exchanges (if any) and loss on impairment of assets (if any), in order to show operating results on a more comparable basis from period to period.  U.S. Cellular does not intend to imply that any of such amounts that excluded are non-recurring, infrequent or unusual and, accordingly, they may be incurred in the future.  U.S. Cellular believes this measure provides useful information to investors regarding U.S. Cellular’s financial condition and results or operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

Conference call information

U.S. Cellular will hold a conference call on May 4, 2012 at 9:30 a.m. CDT.

•          Access the live call on the Investor Relations page of uscellular.com  or at http://www.videonewswire.com/event.asp?id=86868  .

•         Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of www.uscellular.com. The call will be archived on the Conference Calls page of www.uscellular.com.

About U.S. Cellular

United States Cellular Corporation, the nation's seventh-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to approximately 5.8 million customers in 26 states. The Chicago-based company employed approximately 8,700 people as of March 31, 2012. At the end of the first quarter of 2012, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular.

Visit www.uscellular.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully manage and grow its markets; the overall economy; competition; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per customer, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

United States Cellular Corporation Summary of Operating Data (Unaudited)

Quarter Ended	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Total population
Consolidated markets (1)	92,684,000	91,965,000	91,965,000	91,204,000	91,090,000
Consolidated operating markets (1)	46,966,000	46,888,000	46,888,000	46,888,000	46,774,000
Market penetration at end of period
Consolidated markets (2)	6.3%	6.4%	6.5%	6.5%	6.6%
Consolidated operating markets (2)	12.4%	12.6%	12.7%	12.7%	12.9%
All customers
Total at end of period	5,837,000	5,891,000	5,932,000	5,968,000	6,033,000
Gross additions	285,000	306,000	299,000	257,000	293,000
Net additions (losses)	(49,000)	(41,000)	(36,000)	(70,000)	(39,000)
Smartphones sold as a percent of
total devices sold (3)	54.1%	52.5%	39.9%	39.6%	42.5%
Retail customers
Total at end of period	5,570,000	5,608,000	5,621,000	5,644,000	5,698,000
Smartphone penetration (3) (4)	34.4%	30.5%	26.2%	23.1%	20.3%
Gross additions	273,000	298,000	284,000	226,000	256,000
Net retail additions (losses) (5)	(34,000)	(13,000)	(23,000)	(58,000)	(31,000)
Net postpaid additions (losses)	(38,000)	(20,000)	(34,000)	(41,000)	(22,000)
Net prepaid additions (losses)	4,000	7,000	11,000	(17,000)	(9,000)
Service revenue components (000s)
Retail service	$888,527	$882,091	$871,199	$868,630	$864,602
Inbound roaming	80,132	93,353	107,810	82,760	64,386
Other	55,161	54,601	57,600	50,640	56,125
Total service revenues (000s)	$1,023,820	$1,030,045	$1,036,609	$1,002,030	$985,113
Total ARPU (6)	58.21	$58.13	$58.09	$55.69	$54.29
Billed ARPU (7)	50.52	$49.78	$48.82	$48.27	$47.65
Postpaid ARPU (8)	$54.00	$53.35	$52.41	$51.84	$51.21
Postpaid churn rate (9)	1.6%	1.6%	1.5%	1.4%	1.4%
Capital expenditures (000s)	$201,300	$276,400	$248,000	$162,100	$95,900
Cell sites in service	7,875	7,882	7,828	7,770	7,663

(1)    Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively. See footnote (2) below.

(2)    Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas®.

(3)    Smartphones represent wireless devices which run on an Android™, BlackBerry®, or Windows Mobile® operating system, excluding tablets.

(4)    Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)    Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)    Total ARPU - Average monthly service revenue per customer includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)    Billed ARPU - Average monthly billed revenue per customer is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)    Postpaid ARPU - Average monthly revenue per postpaid customer is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)    Represents the percentage of the postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

United States Cellular Corporation Consolidated Statement of Operations Highlights Three Months Ended March 31, (Unaudited, dollars and shares in thousands, except per share amounts)
			Increase (Decrease)
	2012	2011	Amount	Percent
Operating revenues
Service	$1,023,820	$985,113	$38,707	4%
Equipment sales	68,301	71,979	(3,678)	(5%)
Total operating revenues	1,092,121	1,057,092	35,029	3%

Operating expenses
System operations (excluding Depreciation, amortization, and accretion reported below)	233,164	217,603	15,561	7%
Cost of equipment sold	187,036	194,360	(7,324)	(4%)
Selling, general and administrative	442,244	442,004	240	—
Depreciation, amortization and accretion	146,685	143,340	3,345	2%
(Gain) loss on asset disposals	(2,210)	1,037	(3,247)	>(100%)
Total operating expenses	1,006,919	998,344	8,575	1%

Operating income	85,202	58,748	26,454	45%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	21,614	20,891	723	3%
Interest and dividend income	1,043	849	194	23%
Interest expense	(13,411)	(15,186)	1,775	12%
Other, net	202	(125)	327	>100%
Total investment and other income	9,448	6,429	3,019	47%

Income before income taxes	94,650	65,177	29,473	45%
Income tax expense	25,638	24,747	891	4%

Net income	69,012	40,430	28,582	71%
Less: Net income attributable to noncontrolling interests, net of tax	(6,520)	(5,269)	(1,251)	(24%)
Net income attributable to U.S. Cellular shareholders	$62,492	$35,161	$27,331	78%

Basic weighted average shares outstanding	84,570	85,484	(914)	(1%)
Basic earnings per share attributable to U.S. Cellular Shareholders	$0.74	$0.41	$0.33	80%

Diluted weighted average shares outstanding	85,133	86,101	(968)	(1%)
Diluted earnings per share attributable to U.S. Cellular Shareholders	$0.73	$0.41	$0.32	78%

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	March 31, 2012	December 31, 2011

Current assets
Cash and cash equivalents	$511,078	$424,155
Short-term investments	116,368	127,039
Accounts receivable from customers and other	397,567	441,821
Inventory	131,510	127,056
Income taxes receivable	70	74,791
Prepaid expenses	57,655	55,980
Net deferred income tax asset	31,905	31,905
Other current assets	11,149	10,096
	1,257,302	1,292,843

Assets held for sale	—	49,647

Investments
Licenses	1,481,865	1,470,769
Goodwill	494,737	494,737
Customer lists, net	223	314
Investments in unconsolidated entities	154,431	138,096
Notes and interest receivable – long-term	81	1,921
Long-term investments	40,276	30,057
	2,171,613	2,135,894

Property, plant and equipment, net
In service and under construction	7,126,220	7,008,449
Less: accumulated depreciation	4,278,794	4,218,147
	2,847,426	2,790,302

Other assets and deferred charges	65,094	59,290

Total assets	$6,341,435	$6,327,976

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	March 31, 2012	December 31, 2011

Current liabilities
Current portion of long-term debt	$127	$127
Accounts payable
Affiliated	15,172	12,183
Trade	280,433	303,779
Customer deposits and deferred revenues	190,866	181,355
Accrued taxes	38,999	34,095
Accrued compensation	33,374	69,551
Other current liabilities	87,322	121,190
	646,293	722,280

Liabilities held for sale	—	1,051

Deferred liabilities and credits
Net deferred income tax liability	812,929	799,190
Other deferred liabilities and credits	250,177	248,213

Long-term debt	880,486	880,320

Noncontrolling interests with mandatory redemption features	1,064	1,005

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,392,845	1,387,341
Treasury shares	(152,220)	(152,817)
Retained earnings	2,359,589	2,297,363
Total U.S. Cellular shareholders' equity	3,688,288	3,619,961

Noncontrolling interests	62,198	55,956

Total equity	3,750,486	3,675,917

Total liabilities and equity	$6,341,435	$6,327,976

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents U.S. Cellular’s cash and cash equivalents and investments at March 31, 2012 and December 31, 2011.

	March 31, 2012	December 31, 2011

Cash and cash equivalents	$511,078	$424,155
Amounts included in short-term investments (1)(2)
Government-backed securities (3)	$116,368	$127,039

Amounts included in long-term investments (1)(4)
Government-backed securities (3)	$40,276	$30,057

  (1)     Designated as held-to-maturity investments and recorded at amortized cost on the Consolidated Balance Sheet.
  (2)     Maturities are less than twelve months from the respective balance sheet dates.
  (3)     Includes U.S. treasuries and corporate notes guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.
  (4)     At March 31, 2012, maturities range between 15 and 24 months from the balance sheet date.

United States Cellular Corporation Consolidated Statement of Cash Flows Three Months Ended March 31, (Unaudited, dollars in thousands)

	2012	2011
Cash flows from operating activities
Net income	$69,012	$40,430
Add (deduct) adjustments to reconcile net income to net
cash flows from operating activities
Depreciation, amortization and accretion	146,685	143,340
Bad debts expense	13,850	13,507
Stock-based compensation expense	5,391	5,792
Deferred income taxes, net	6,283	44,413
Equity in earnings of unconsolidated entities	(21,614)	(20,891)
Distributions from unconsolidated entities	2,822	8,323
(Gain) loss on asset disposals, net	(2,210)	1,037
Noncash interest expense	451	463
Other operating activities	449	601
Changes in assets and liabilities from operations
Accounts receivable	36,621	4,950
Inventory	(4,410)	3,461
Accounts payable - trade	(17,689)	53,713
Accounts payable - affiliate	2,989	(2,041)
Customer deposits and deferred revenues	9,512	10,245
Accrued taxes	79,765	11,829
Accrued interest	9,167	9,205
Other assets and liabilities	(80,107)	(70,669)
	256,967	257,708

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(209,160)	(121,041)
Cash paid for acquisitions and licenses	(11,096)	—
Cash received for divestitures	49,786	—
Cash paid for investments	(10,000)	—
Cash received for investments	10,000	35,000
Other investing activities	296	2,200
	(170,174)	(83,841)

Cash flows from financing activities
Common shares reissued for benefit plans, net of tax payments	357	1,305
Common shares repurchased	—	(17,357)
Distributions to noncontrolling interests	(218)	(186)
Other financing activities	(9)	17
	130	(16,221)

Net increase in cash and cash equivalents	86,923	157,646

Cash and cash equivalents
Beginning of period	424,155	276,915
End of period	$511,078	$434,561

United States Cellular Corporation Financial Measures and Reconciliations Three Months Ended March 31, (Unaudited, dollars in thousands)

	2012	2011
Service revenues	$1,023,820	$985,113

Operating income	85,202	58,748
Add:
Depreciation, amortization and accretion	146,685	143,340
Loss on impairment of intangible assets	—	—
(Gain) loss on asset disposals	(2,210)	1,037
Adjusted OIBDA (1)	$229,677	$203,125

Adjusted OIBDA margin (2)	22.4%	20.6%

	2012	2011

Cash flows from operating activities	$256,967	$257,708
Deduct:
Cash used for additions to property, plant and equipment	209,160	121,041
Free cash flow (3)	$47,807	$136,667

(1)     Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization, and accretion (OIBDA); the net gain or loss on asset disposals and exchanges (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and exchanges and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period.  U.S. Cellular does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(2)     Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues. Equipment revenues are excluded from the denominator of the calculation since equipment is generally sold at a net loss, and such net loss is included in adjusted OIBDA as a cost of earning service revenues for purposes of assessing business results.  U.S. Cellular believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin. U.S. Cellular believes this measure provides useful information to investors regarding U.S. Cellular’s financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

(3)     Free cash flow is defined as cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure. U.S. Cellular believes that free cash flow as reported by U.S. Cellular may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.